UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Lawson Products, Inc.

(Name of Registrant as Specified In Its Charter)

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Lawson Products, Inc.
1666 East Touhy Avenue
Des Plaines, Illinois 60018

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
May 9, 2006

TO THE STOCKHOLDERS:
You are cordially invited to attend the annual meeting of stockholders of Lawson Products, Inc. (the “Company” or “Lawson”), which will be held at the offices of the Company, 1666 East Touhy Avenue, Des Plaines, Illinois, on Tuesday, May 9, 2006, at 10:00 A.M. (Local Time) for the following purposes:

(1)	To elect three directors to serve three years;

(2)	To ratify the appointment of Ernst & Young LLP as Lawson’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on March 31, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accompanying this notice is a proxy, a Proxy Statement and a copy of the Company’s 2005 Annual Report on Form 10-K.
Even if you expect to attend the meeting in person, please sign and return the enclosed proxy in the envelope provided so that your shares may be voted at the meeting. You may also vote your shares by telephone or via the Internet as set forth in the enclosed proxy. If you execute a proxy, you still may attend the meeting and vote in person.

By Order of the Board of Directors

Neil E. Jenkins
Secretary
Des Plaines, Illinois
April 10, 2006

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS May 9, 2006
Proposal 1: Election of Directors
Board of Director Meetings and Committees
Corporate Governance Practices and Stockholder Communications
Securities Beneficially Owned by Principal Stockholders and Management
Section 16(a) Beneficial Ownership Reporting Compliance
Remuneration of Executive Officers
SUMMARY COMPENSATION TABLE
OPTIONS/SARS GRANTED DURING 2005
AGGREGATE OF OPTIONS/SARS EXERCISED IN 2005 AND OPTION/SAR VALUES AT DECEMBER 31, 2005
LONG-TERM INCENTIVE PLANS -- AWARDS IN 2005
Employment Contracts
Report of the Audit Committee of the Board of Directors
Report of the Compensation Committee of the Board of Directors
Stock Price Performance Chart
Proposal 2: Ratification of the Appointment of Ernst & Young LLP
Fees Billed to the Company by Ernst & Young LLP During Fiscal Years 2005 and 2004
Audit Fees
Audit-Related Fees
Tax Fees
All Other Fees
Pre-Approval of Services by External Auditor
Proposals of Security Holders
Householding of Annual Meeting Materials
Other Matters

Lawson Products, Inc.
1666 East Touhy Avenue
Des Plaines, Illinois 60018

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 9, 2006

This Proxy Statement is being sent to stockholders on or about April 10, 2006, in connection with the solicitation of the accompanying proxy by the Board of Directors of the Company. Only stockholders of record at the close of business on March 31, 2006, are entitled to notice of and to vote at the meeting. The Company has retained Morrow & Co., Inc., a firm specializing in the solicitation of proxies, to assist in the solicitation at a fee estimated to be $6,000 plus expenses. Officers of the Company may make additional solicitations in person or by telephone. Expenses incurred in the solicitation of proxies will be borne by the Company. If the accompanying form of proxy is executed and returned in time or you vote your shares by telephone or via the Internet as set forth in the enclosed proxy, the shares represented thereby will be voted. A proxy may be revoked at any time prior to its voting by execution of a later dated proxy or by voting in person at the annual meeting.
As of March 31, 2006, the Company had outstanding 8,974,841 shares of the Company’s Common Stock (the “Common Stock”) and such shares are the only shares entitled to vote at the annual meeting. Each holder of Common Stock is entitled to one vote per share on all matters to come before the meeting. For purposes of the meeting, a quorum means a majority of the outstanding shares. In determining whether a quorum exists, all shares represented in person or by proxy will be counted.
Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. It is intended that the named proxies will vote in favor of the election of directors of the nominees listed below, except as otherwise indicated on the proxy form. If any nominee should become unavailable for election as a director (which is not contemplated), the proxies will have discretionary authority to vote for a substitute. In the absence of a specific direction from the stockholders, proxies will be voted for the election of all named director nominees. The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting. A properly executed proxy card marked “Abstain” with respect to this proposal will constitute a vote against this proposal.
Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. Broker non-votes will not affect the determination of the outcome of the vote on the election of directors or the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, the election of directors and the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm are a routine matters on which a broker has the discretion to vote if instructions are not received from the client in a timely manner.
Proposal 1: Election of Directors
Stockholders are entitled to cumulative voting in the election of directors. Under cumulative voting, each stockholder is entitled to that number of votes equal to the number of directors to be elected, multiplied by the number of shares such stockholder owns, and such stockholder may cast its votes for one nominee or distribute them in any manner it chooses among any number of nominees. Unless otherwise indicated on the proxy card, votes may, in the discretion of the proxies, be equally or unequally allocated among the nominees named below. Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Thus, assuming a quorum is present, the three persons receiving the greatest number of votes will be elected as directors and votes that are withheld will have no effect.
The By-Laws of the Company provide that the Board of Directors shall consist of such number of members, between five and nine, as the Board of Directors determines from time to time. The size of the Board of Directors is currently set at nine members. The Board of Directors is divided into three classes, with one class being elected each year for a three-year term. At the annual meeting, three directors are to be elected to serve until 2009 and until their successors are elected and qualified. The Board of Directors has nominated and recommends to the stockholders James T. Brophy, Thomas S. Postek and Mitchell H. Saranow to serve until the 2009 annual meeting of directors and until such time as their respective successors are duly elected and qualified. Mr. Postek was initially recommended to the Nominating and Governance Committee by the Company’s Chief Executive Officer.

The following information has been furnished by the respective nominees and continuing directors:

			Year First
			Elected
Name	Age	Principal Occupation	Director

Nominees to be Elected to Serve Until 2009
James T. Brophy	78	Private Investor.	1971
Thomas S. Postek	64	Certified public accountant and chartered financial analyst currently affiliated with Geneva Investment Management in Chicago since January 2005. Mr. Postek was a partner and principal of William Blair & Company, LLC from 1986 to 2001. During his tenure at William Blair, Mr. Postek covered various business services as an analyst, including industrial distribution. Mr. Postek also served on the staff of the Financial Accounting Standards Board from 1980 to 1982.	2005
Mitchell H. Saranow	60	Chairman of the Saranow Group, a family investment firm and its predecessors, since 1984. Since 2003, Mr. Saranow has been the Chairman and since 2005, the Chief Executive Officer, of Lenteq, L.P., a specialized machinery manufacturer headquartered in Holland. Mr. Saranow was Chairman of the Board and co-Chief Executive Officer of Navigant Consulting, Inc. from November 1999 to June 2000. Prior thereto, Mr. Saranow was Chairman of Fluid Management, L.P., a specialized machinery manufacturer, for more than five years. Mr. Saranow is also a director of Telephone and Data Systems, Inc.	1998
The Board recommends that stockholders vote “FOR” these nominees.

			Year First
			Elected
Name	Age	Principal Occupation	Director

Directors whose Terms Expire in 2007
Lee S. Hillman	50	Executive Chairman and Chief Executive Officer, Power Plate International since February 2006. President of Liberation Investment Advisory Group since 2003. From 1996 to 2002, Mr. Hillman was Chief Executive Officer, President and a Director and from 2000 to 2002 Chairman of the Board of Bally Total Fitness Holding Corporation, an owner and operator of health and fitness clubs. Mr. Hillman is also a director of RCN Corporation.	2004
Sidney L. Port	95	Vice Chairman of the Board of Directors of the Company since 2003 and prior thereto Chairman of the Executive Committee of the Company. Mr. Port founded the Company in 1952 and served as its Chairman of the Board and Chief Executive Officer from 1952 to 1970.	1952
Robert J. Washlow	61	Chairman of the Board and Chief Executive Officer of the Company since August 1999. In 1998 and 1999, Mr. Washlow was Executive Vice President — Corporate Affairs of the Company and participated in the Office of the President of the Company from January 1, 1999 until he became the Chairman and Chief Executive Officer of the Company in August of 1999.	1997

			Year First
			Elected
Name	Age	Principal Occupation	Director

Directors Whose Terms Expire in 2008
Ronald B. Port, M.D.	65	Retired Physician.	1984
Robert G. Rettig	76	Consultant.	1989
Wilma J. Smelcer	57	Ms. Smelcer was a member of the Board of Governors of the Chicago Stock Exchange from 2001 until April 2004. Also since 2001, Ms. Smelcer has been a trustee of Goldman Sachs Mutual Fund Complex (a registered investment company). Ms. Smelcer served as Chairman of Bank of America, Illinois from 1998 to 2001.	2004
Board of Director Meetings and Committees

•	The functions of the Audit Committee include the appointment, compensation, retention and oversight of the Company’s independent auditors, reviewing the scope and results of the audit by the Company’s independent auditors and reviewing the Company’s procedures for monitoring internal control over financial reporting. The current members of the Audit Committee consist of James T. Brophy (Chairman), Thomas S. Postek, Robert G. Rettig and Mitchell H. Saranow. Each member of the Audit Committee satisfies the independence requirements of the Nasdaq National Market and the Securities and Exchange Commission. The Board of Directors has determined that Mr. Saranow is an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission and satisfies the financial sophistication requirements of the Nasdaq National Market.

•	The Compensation Committee makes all determinations with respect to the compensation of the Chairman of the Board and Chief Executive Officer and establishes compensation for all other executive officers of the Company. The Compensation Committee consists of James T. Brophy, Robert G. Rettig (Chairman), Mitchell H. Saranow and Wilma J. Smelcer. Each member of the Compensation Committee satisfies the independence requirements of the Nasdaq National Market and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

•	The Nominating and Governance Committee identifies and nominates potential directors to the Board of Directors and otherwise takes a leadership role in shaping the corporate governance of the Company. The Nominating and Governance Committee consists of James T. Brophy, Robert G. Rettig, Mitchell H. Saranow (Chairman) and Wilma J. Smelcer. Each member of the Nominating and Governance Committee satisfies the independence requirements of the Nasdaq National Market.

•	The Financial Strategies Committee, the members of which are James T. Brophy, Lee S. Hillman, Ronald B. Port, M.D. and Mitchell H. Saranow (Chairman), reviews and evaluates the financial activities of the Company and makes recommendations to the Board of Directors and management regarding business strategies and financial policies and objectives to promote and maintain superior standards of performance.

•	The Management Development Committee is responsible for management development and succession. The directors that serve on the Management and Development Committee are Wilma J. Smelcer (Chair), Lee S. Hillman, Ronald B. Port, M.D. and Robert G. Rettig.

•	Because of their substantial stockholdings, Sidney L. Port, Roberta Port Washlow (Mr. Sidney Port’s daughter and Mr. Washlow’s spouse) and Ronald B. Port may be deemed to be a control person of the Company. See “Securities Beneficially Owned by Principal Stockholders and Management.”

•	Ronald B. Port, M.D. is the son of Sidney L. Port.

•	Robert J. Washlow is the son-in-law of Sidney L. Port.

•	Each nominee and continuing director has held the indicated position, or an executive position with the same employer, for at least the past five years, unless otherwise indicated above.
In 2005, the Board of Directors held seven meetings, the Compensation Committee held six meetings, the Audit Committee held eight meetings, the Financial Strategies Committee held two meetings, the Nominating and Governance Committee held two meetings, and the Management and Development Committee held four meetings. During 2005, each director attended at least 75% of the meetings of the Board of Directors and of the respective committees on which he served. In 2005, each director who was not an employee or retired officer of the Company, other than Mr. Postek, received directors’ fees of $30,000 and $30,000 in restricted stock. Mr. Postek was appointed to the Board of Directors in August  2005, and he received $15,000 in shares of restricted stock. The restricted stock is awarded under the Lawson Products, Inc. Stock Incentive Plan, and the restricted stock vests upon the earlier of (a) the termination of the director’s status as a member of the Board of Directors of the Company or (b) after the third anniversary of the date of the restricted stock award grant. Mr. Rettig was paid an additional $5,000 as chair of the Compensation Committee. Mr. Brophy was paid an additional $5,000 as chair of the Audit Committee for 2005. Mr. Hillman was paid an additional $5,000 for service as chair of the Audit Committee for a portion of 2005 (Mr. Hillman served as chair of the Audit Committee from May 11, 2004 to March 8, 2005).
The Nominating and Governance Committee will consider Board of Directors nominees recommended by stockholders. Those recommendations should be sent to the Chair of the Nominating and Governance Committee, care of the Corporate Secretary of Lawson Products, Inc., 1666 East Touhy Avenue, Des Plaines, Illinois 60018. In order for a stockholder to nominate a candidate for director, under the Company’s Certificate of Incorporation, timely notice of the nomination must be given in writing to the Secretary of the Company. To be timely, such notice must be received at the principal executive offices of the Company as set forth under “Proposals of Securityholders” below. Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate’s other Board of Directors memberships (if any). You must submit the nominee’s consent to be elected and to serve. The Nominating and Governance Committee may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee. The Nominating and Governance Committee will follow procedures which the committee deems reasonable and appropriate in the identification of candidates for election to the Board of Directors and evaluating the background and qualifications of those candidates. Those processes include consideration of nominees suggested by an outside search firm, by incumbent Board of Directors members and by stockholders. The committee will seek candidates having experience and abilities relevant to serving as a director of the Company and who represent the best interests of stockholders as a whole and not any specific interest group or constituency. The committee will consider a candidate’s qualifications and background, including, but not limited to responsibility for operating a public company or a division of a public company, international business experience, a candidate’s technical background or professional qualifications and other public company Boards of Directors on which the candidate is a director. The committee will also consider whether the candidate would be “independent” for purposes of the Nasdaq National Market and the rules and regulations of the Securities and Exchange Commission. The committee may from time to time engage the service of a professional search firm to identify and evaluate potential nominees.

Corporate Governance Practices and Stockholder Communications
The Company’s Board of Directors has determined that James T. Brophy, Lee S. Hillman, Thomas S. Postek, Robert G. Rettig, Mitchell H. Saranow and Wilma J. Smelcer are independent within the meaning of the rules of the Nasdaq National Market. In determining independence, the Board of Directors considered the specific criteria for independence under the Nasdaq National Market rules and also the facts and circumstances of any other relationships of individual directors with the Company.
The independent directors and the committees of the Board of Directors regularly meet in executive session without the presence of any management directors or representatives.
We encourage each member of the Board to attend the annual meeting of stockholders. All of our directors attended the 2005 annual meeting of stockholders.
The Audit, Compensation and Nominating and Governance Committees have each adopted a charter for their respective committees. These charters may be viewed on the Company’s website, www.lawsonproducts.com, and copies may be obtained by request to the Secretary of the Company. Those requests should be sent to: Corporate Secretary, Lawson Products, Inc., 1666 East Touhy Avenue, Des Plaines, Illinois 60018.
The Board of Directors has adopted a Code of Ethics Policy. The policy may be viewed on the Company’s website, www.lawsonproducts.com, and copies may be obtained by request to the Secretary of the Company. Those requests should be sent to: Corporate Secretary, Lawson Products, Inc., 1666 East Touhy Avenue, Des Plaines, Illinois 60018.
Stockholders may send communications to members of the Board of Directors by either sending a communication to the Board of Directors and/or a particular member care of the Corporate Secretary, Lawson Products, Inc., 1666 East Touhy Avenue, Des Plaines, Illinois 60018. Communications intended for non-management directors should be directed to the Chair of the Nominating and Governance Committee.
Securities Beneficially Owned by Principal Stockholders and Management
Set forth below, as of March 1, 2006 (unless otherwise indicated), are the beneficial holdings of: each person (including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, each director, each executive officer listed on the Summary Compensation Table below, and all executive officers and directors as a group. Because the voting or dispositive power of certain stock listed in the following table is shared, in some cases the same securities are listed opposite more than one name in the table. The total number of the Company’s shares listed in the table (excluding stock options that are presently exercisable), after elimination of duplication, is 5,680,727 shares of common stock (approximately 63.3% of the outstanding common stock).

	Sole	Shared
	Voting or	Voting or
	Dispositive	Dispositive	Percent of
Name	Power(1)(2)	Power	Class

Roberta Port Washlow(3)	22,471	3,011,436	33.8%
1666 East Touhy Avenue
Des Plaines, Illinois 60018
Sidney L. Port	1,410,389	—	15.7%
1666 East Touhy Avenue
Des Plaines, Illinois 60018
Royce & Associates LLC(4)	1,114,201	—	12.4%
1414 Avenue of the Americas
New York, NY 10019
Jeffrey B. Belford	100	—	*
James T. Brophy	3,757	—	*
Roger F. Cannon	4,367	—	*
Lee S. Hillman	1,607	—	*
William Holmes	—	—	*
Kenneth E. Malik	—	—	*
Ronald B. Port, M.D(3)	20,722	3,011,436	33.8%
Thomas S. Postek	10,386	—	*
Robert G. Rettig	5,607	—	*
Michael W. Ruprich	—	—	*
Mitchell H. Saranow(5)	12,107	—	*
Jerome Shaffer	21,033	2,530	*
Wilma J. Smelcer	1,607	—	*
Scott F. Stephens	—	—	*
Robert J. Washlow	60,657	—	*
All executive officers and directors as a group (18 persons)	1,552,339	3,013,966	50.8%

*	Less than 1%.

(1)	Does not include certain shares held by wives and minor children in the case of Mr. Brophy (725 shares), Dr. Port (4,803 shares), Mr. Shaffer (2,450 shares) and all executive officers and directors as a group (7,978 shares).

(2)	Stockholdings shown include shares issuable upon the exercise of stock options exercisable within 60 days of March 1, 2006 by Mr. Cannon (1,250 shares), Dr. Port (2,500 shares), Mr. Saranow (2,500 shares), Mr. Shaffer (6,000 shares), Mr. Washlow (10,000 shares) and all executive officers and directors as a group (22,250 shares).

(3)	Includes shares held in family partnerships in the aggregate amount of 3,011,436 in which Dr. Ronald B. Port, and Roberta Port Washlow (Mr. Sidney Port’s daughter and Mr. Washlow’s spouse) are the managing partners. Approval of both of the managing general partners is required for any actions with respect to the reported securities.

(4)	Based on an Amendment to Schedule 13G/A filed by Royce & Associates LLC with the Securities and Exchange Commission dated January 30, 2006.

(5)	8,000 shares are owned by Saranow Investments, L.L.C., which is owned by Mr. Saranow and his family. 1,607 shares are owned by Mr. Saranow.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of shares of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on its review of the copies of such forms received or written representations from the Reporting Persons, the Company believes that with respect to the year ended December 31, 2005, all the Reporting Persons complied with all applicable Section 16 filing requirements.

Remuneration of Executive Officers
SUMMARY COMPENSATION TABLE
The table below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2005, 2004, and 2003, of those persons who were, at December 31, 2005 (i) the chief executive officer, and (ii) the other four most highly compensated executive officers of the Company (the “Named Officers”).

						Long-Term Compensation

			Annual Compensation			Securities
						Underlying	All Other
Name and Principal Position	Year		Salary($)	Bonus($)		Options/SARs(1)	Compensation($)

Robert Washlow	2005		688,500	779,868	(2)	—	2,018,375	(3)
Chairman of the Board and	2004		687,825	381,521		—	17,425
Chief Executive Officer	2003		687,125	240,000		—	16,500

Jeffrey B. Belford	2005		405,750	217,968		—	18,375	(4)
President and	2004		373,175	194,945		—	17,425
Chief Operating Officer	2003		356,963	32,494		5,000	16,500

Roger F. Cannon	2005		351,375	116,242			18,375	(4)
Executive Vice President and	2004		351,475	92,787		—	17,425
Chief Sales Officer	2003		351,550	—		—	16,500

Thomas J. Neri	2005		307,875	144,396			18,375	(4)
Executive Vice President,	2004		293,750	117,142		—	—
Finance, Planning and	2003	(5)	54,006	—		5,000	—
Corporate Development

Michael W. Ruprich	2005		319,414	94,177		—	18,375	(4)
Group President, MRO	2004	(6)	234,164	59,069		—	—
and New Channels

(1)	The awards reflected in this column are stock performance rights.

(2)	Mr. Robert Washlow’s bonus consists of $389,868 and an award of 10,000 shares of stock on December 13, 2005. On December 13, 2005, the stock had a fair market value of $390,000.

(3)	Includes the Company’s $18,375 contribution accrued to the Company’s Profit Sharing Plan and $2,000,000 in management fees paid to Mr. Robert Washlow in connection with his management of Superior & Sedgwick Associates, Inc. Mr. Washlow received this management fee in his capacity as general partner of Superior & Sedgewick Associates, Inc. Please see “Certain Relationships and Related Party Transactions” included elsewhere in this Notice and Proxy Statement for additional information regarding the management fee.

(4)	These amounts represent the Company’s contribution to the Company’s Profit Sharing Plan.

(5)	Mr. Thomas Neri joined the Company in October of 2003 as Executive Vice President, Finance, Corporate Planning and Chief Financial Officer.

(6)	Mr. Michael Ruprich joined the Company in 2004 as Group President, MRO and New Channels.

OPTIONS/SARS GRANTED DURING 2005
No stock options or stock appreciation rights were granted to the Named Executive Officers during fiscal 2005.
The following table summarizes option exercises during the year by the Named Officers and the value of the options held by such persons at the end of such year.
AGGREGATE OF OPTIONS/SARS EXERCISED IN 2005
AND OPTION/SAR VALUES AT DECEMBER 31, 2005

Value of Unexercised
			Number of Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			December 31, 2005(1)	December 31, 2005(1)

	Shares Acquired		Exercisable/	Exercisable/
Name	on Exercise	Value Realized	Unexercisable	Unexercisable

Robert J. Washlow	—	—	59,200/8,000	$681,848/$85,280
Jeffrey B. Belford	—	—	4,000/5,000	43,450/53,990
Roger Cannon	—	—	4,250/2,000	51,610/21,320
Thomas J. Neri	—	—	2,000/3,000	9,180/13,770
Michael W. Ruprich	—	—	—	—

(1)	Based on the closing price of the Company’s Common Stock as reported on the Nasdaq National Market on December 31, 2005.
LONG-TERM INCENTIVE PLANS — AWARDS IN 2005
The following table sets forth information with respect to grants of Shareholder Value Appreciation Rights (“SVARs”) to the Company’s Named Executive Officers during 2005.

			Estimated Future Payouts Under
	Number of	Performance Or Other	Non-Stock Price Based Plans(1)
	Shares, Units or	Period Until Maturation
Name	Other Rights(#)	Or Payout	Threshold	Target	Maximum

Robert J. Washlow	105	1/1/04 — 12/31/08	$1,900,000	$2,400,000	$5,400,000
Jeffrey B. Belford	42	1/1/04 — 12/31/08	800,000	1,000,000	2,200,000
Roger Cannon	18	1/1/04 — 12/31/08	300,000	400,000	900,000
Thomas J. Neri	37.5	1/1/04 — 12/31/08	700,000	900,000	1,900,000
Michael W. Ruprich	37.5	1/1/04 — 12/31/08	600,000	800,000	1,800,000

(1)	The amount of compensation to be paid to the participants in the Long-Term Capital Accumulation Plan will be based upon the degree of improvement, during the performance period, in (a) the consolidated earnings of the Company before adjustment for interest, income taxes, depreciation and amortization (“EBITDA”) and (b) the net value of certain non-operating assets and liabilities of the Company, as described in the Long-Term Capital Accumulation Plan. The compensation payable to a participant in the Long-Term Capital Accumulation Plan will be a percentage of an overall pool amount for the Long-Term Capital Accumulation Plan.
Employment Contracts
Mr. Washlow is employed under a contract pursuant to which he will receive a minimum salary of $650,000. Mr. Washlow’s salary is subject to periodic review and may be increased but not decreased. The Company may cancel the contract at any time, and upon 60 days prior written notice, the contract is cancelable by Mr. Washlow. If the Company terminates Mr. Washlow “without cause” or Mr. Washlow terminates his employment for “good reason” (as such terms are defined in the employment agreement), then the Company shall pay Mr. Washlow an amount equal to two times Mr. Washlow’s then current base salary and most recent annual bonus. In addition, all previously unvested options and other rights granted to Mr. Washlow shall immediately vest and become fully exercisable as of the date of termination for a period of one year. The employment agreement provides that upon the death of Mr. Washlow, Mr. Washlow’s estate shall receive an amount equal to two times Mr.Washlow’s then current annual base salary and all previously unvested options and other rights granted to Mr. Washlow shall vest and become fully exercisable for one year after death. Upon the termination of the contract due to a disability, all previously unvested options and other rights granted to Mr. Washlow shall immediately vest and become fully exercisable for one year after the termination date. Under certain circumstances after a change of control of the Company, Mr. Washlow shall be entitled to receive a lump sum payment equal to three times Mr. Washlow’s then current annual base salary and most recent annual bonus; in addition, all previously unvested options and rights granted to Mr. Washlow shall immediately vest and become fully exercisable as of the date of termination for a period of one year.
Mr. Belford is employed under a contract pursuant to which he will receive a minimum salary of $390,000 for 2006. The contract provides for salary increases from time to time. The Company may cancel the contract at any time, and upon the expiration of 60 days prior written notice, the contract is cancelable by Mr. Belford. Mr. Belford may also terminate his employment with the Company in connection with his retirement after January 1, 2007 provided that Mr. Belford gives written notice of his retirement at any time after July 1, 2006. The contract is cancelable upon the death or disability of Mr. Belford. In the event that Mr. Belford is terminated without cause or in connection with his retirement, the Company will continue to pay his base salary and certain benefits for a period of two years. During the salary continuation period, Mr. Belford is obligated to provide certain limited consulting services to the Company. In the event that Mr. Belford dies while employed by the Company, Mr. Belford’s estate will receive an amount equal to two times his then current annual base salary.
Mr. Cannon is employed under a contract pursuant to which he will receive a minimum salary of $340,000 for 2006. The contract provides for salary increases from time to time. The Company may cancel the contract at any time, and upon the expiration of 60 days prior written notice, the contract is cancelable by Mr. Cannon. Mr. Cannon may also terminate his employment with the Company in connection with his retirement after January 1, 2007 provided that Mr. Cannon gives written notice of his retirement at any time after July 1, 2006. The contract is cancelable upon the death or disability of Mr. Cannon. In the event that Mr. Cannon is terminated without cause or in connection with his retirement, the Company will continue to pay his base salary and certain benefits for a period of two years. During the salary continuation period, Mr. Cannon is obligated to provide certain limited consulting services to the Company. In the event that Mr. Cannon dies while employed by the Company, Mr. Cannon’s estate will receive an amount equal to two times his then current annual base salary.
Mr. Neri is employed under a contract pursuant to which he will receive a minimum salary of $300,000 for 2006. The contract provides for salary increases from time to time. The Company may cancel the contract at any time, and upon the expiration of 60 days prior written notice, the contract is cancelable by Mr. Neri. The contract is cancelable upon the death or disability of Mr. Neri. In the event that Mr. Neri is terminated without cause, the Company will continue to pay his base salary and certain benefits for a period of two years. During the salary continuation period, Mr. Neri is obligated to provide certain limited consulting services to the Company. In the event that Mr. Neri dies while employed by the Company, Mr. Neri’s estate will receive an amount equal to two times his then current annual base salary.

Mr. Ruprich is employed under a contract pursuant to which he will receive a minimum salary of $300,000. The contract provides for salary increases from time to time. The Company may cancel the contract at any time, and upon the expiration of 60 days prior written notice, the contract is cancelable by Mr. Ruprich. The contract is cancelable upon the death or disability of Mr. Ruprich. In the event that Mr. Ruprich is terminated without cause, the Company will continue to pay his base salary and certain benefits for a period of up to two years. During the salary continuation period, Mr. Ruprich is obligated to provide certain limited consulting services to the Company. In the event that Mr. Ruprich dies while employed by the Company, Mr. Ruprich’s estate will receive an amount equal to two times his then current annual base salary.
Report of the Audit Committee of the Board of Directors
The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors in 2004 include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.
With regard to the 2005 audit, the Audit Committee discussed with the Company’s independent auditors the scope, extent and procedures for their audits. Following the completion of the audit, the Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.
The Audit Committee reviewed and discussed the audited financial statements included in the 2005 Annual Report on Form 10-K with management. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.
We have discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.
We have received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company that in its professional judgment may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with us. Ernst & Young LLP confirmed in its letter, that in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.
Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2005 Annual Report on Form 10-K, we have recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K.

The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006, and the Board of Directors has concurred with such selection.
The Audit Committee also reviewed management’s process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and received periodic updates regarding management’s progress.
As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company’s independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company’s independent auditors with respect to such financial statements.

Respectfully submitted by:

James T. Brophy (Chairman)
Thomas S. Postek
Robert G. Rettig
Mitchell H. Saranow
The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Report of the Compensation Committee of the Board of Directors
Overview
The objectives of the Compensation Committee in establishing executive compensation are to provide compensation that will both attract and retain superior talent and align the interests of the Company’s executive officers with the financial success of the Company. The criteria used to determine the compensation of the Chief Executive Officer are also used in determining compensation for the other executive officers.
Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the Chief Executive Officer and other executive officers to $1 million annually. The Committee does not expect that Section 162(m) will limit the deductibility of compensation expected to be paid by the Company in the foreseeable future. In the event the proposed compensation for any of the Company’s executive officers is expected to exceed the $1 million limitation, the Committee will balance the benefits of tax deductibility with its responsibility to hire, retain and motivate executive officers with competitive compensation programs.
Executive Officer Compensation Program
The Company’s executive officer compensation program is comprised of base salary, short-term incentive compensation, long-term incentive compensation (in the form of stock options, stock appreciation rights and a Long-Term Capital Accumulation Plan) and various benefits, including medical and profit sharing plans, generally available to employees of the Company.
      Executive Officer Base Salary. Base salary for the executive officers, other than the Chief Executive Officer, was set pursuant to employment agreements described elsewhere in this Proxy Statement or by the Chief Executive Officer with the consent of the Compensation Committee. In setting these compensation levels, the Compensation Committee considered a variety of factors, including competitive market levels, levels of responsibility, and the unique abilities and individual experience and performance of each officer. In addition, certain of the employment agreements provide for discretionary increases in base salary. Generally, these salary increases are determined annually by the Chief Executive Officer with the consent of the Compensation Committee based on performance and general market factors.
      Chief Executive Officer Compensation. In setting Mr. Washlow’s compensation for 2005, the Compensation Committee considered a variety of factors, including competitive market levels, his level of responsibility and his unique ability and individual experience and performance. In addition, the Compensation Committee was also advised by an independent compensation consultant retained by the Compensation Committee. Mr. Washlow’s base salary for 2005 was $688,500, and he received a bonus of $779,868. Mr. Washlow’s bonus consisted of $389,868 and 10,000 shares of stock with a fair market value of $390,000 on December 13, 2005, the date that the shares were awarded to Mr. Washlow. In determining Mr. Washlow’s bonus for 2005, the Compensation Committee considered, among other factors, Mr. Washlow’s performance against certain management objectives set by the Compensation Committee for Mr. Washlow. Mr. Washlow also received an award of 105 SVARs (as defined below) pursuant to the Plan described below. For 2006, Mr. Washlow’s base salary is set at $650,000 pursuant to his employment agreement. In addition, Mr. Washlow is eligible to participate in the Incentive Compensation Program, the Incentive Stock Option Program, the Stock Performance Plan and the Long-Term Capital Accumulation Plan.
      Incentive Compensation Program. In 1995, the Board of Directors adopted the Lawson Products, Inc. Annual Incentive Compensation Program (the “Program”). Under the Program the Compensation Committee establishes annual corporate, company and individual target performance levels for each of the participating employees (which includes each of the Named Officers except Sidney L. Port and Robert J. Washlow). Each participant will then be granted an annual incentive award based upon the base salary at the beginning of the year for that participant and the degree to which the participant’s predetermined targets are achieved during the year.
      Incentive Stock Option Program. The Company issues stock appreciation rights and stock awards to officers, key employees and directors under the Lawson Products, Inc. Incentive Stock Plan (the “Stock Plan”). The objectives of the Stock Plan are to align executive and stockholder long-term interests by creating a link between executive compensation and stockholder return and to enable executives and other key employees to develop and maintain a long-term stock ownership position in the Company. Under the Stock Plan, the Compensation Committee determines the identity of recipients and the amount of benefits to be received by each recipient. Generally, options are granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and have ten year terms. The Compensation Committee did not grant awards under the Stock Plan in 2005.
      Stock Performance Plan. In 2000, the Board of Directors adopted the Lawson Products, Inc. Stock Performance Plan under which the Compensation Committee may grant key management employees stock performance rights which will entitle the holders to receive, in cash, the appreciation in the fair market value of the Company’s Common stock from the date of the initial grants up to the date the rights are exercised. The Compensation Committee primarily uses stock performance rights for long term incentive compensation for its key employees. The Compensation Committee did not grant stock performance rights in 2005.
      Long-Term Capital Accumulation Plan. In 2004, the Board of Directors adopted the Lawson Products, Inc. Long-Term Capital Accumulation Plan (the “Plan”). The Plan provides long-term incentive compensation to key executives of the Company selected by the Compensation Committee of the Company. The Plan covers a five-year performance period running from January 1, 2004 through December 31, 2008, and the amount of compensation to be paid to the participants in the Plan will be based upon the degree of improvement, during the performance period, in (a) the consolidated earnings of the Company before adjustment for interest, income taxes, depreciation and amortization (“EBITDA”) and (b) the net value of certain non-operating assets and liabilities of the Company, as described in the Plan. The compensation payable to a participant in the Plan will be a percentage of an overall pool amount for the Plan. Under the Plan, the Compensation Committee determines the recipients and the amount of each award of Shareholder Value Appreciation Rights or “SVARs” awarded under the Plan. The Compensation Committee granted 300 SVARs in 2005.
      Other Benefits. The Company maintains an Executive Deferral Plan for certain executives. The Company also provides a variety of other benefits including a Profit Sharing Plan, which are generally available to Company employees.
The Report of the Compensation Committee of the Board of Directors and the Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Respectfully submitted by:

Robert G. Rettig (Chairman)
James T. Brophy
Mitchell H. Saranow
Wilma J. Smelcer

Compensation Committee Interlocks and Insider Participation
During 2005, no executive officer of the Company served on the Board of Directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during 2005, and no member of the Compensation Committee was formerly an officer of the Company.
Certain Relationships and Related Party Transactions
Superior and Sedgwick Associates, an Illinois limited partnership (the “Partnership”), entered into a Real Estate Sales Agreement, dated October 24, 2005 (the “Real Estate Sale Agreement”), with the City of Chicago pursuant to an option to purchase certain real estate described therein held by the City of Chicago. The Company was the limited partner of the Partnership and as such owned approximately 98.5% of the total Partnership interests. The real property was the sole asset of the Partnership. Robert J. Washlow, Chairman of the Board and Chief Executive Officer of the Company, was the general partner of the Partnership and owned approximately 1.5% of the total Partnership interests. The partnership was formed in 1984, prior to Mr. Washlow becoming an executive officer of the Company. Pursuant to the Agreement of Limited Partnership dated November 1, 1984 governing the Partnership (the “Partnership Agreement”), the general partner was entitled to be paid reasonable fees as compensation for managing the affairs of the Partnership. The fees were to be comparable to those charged by real estate management firms in the Chicago metropolitan area. The Company’s Board of Directors established a special committee of disinterested directors to consider the management fees to be paid pursuant to the Partnership Agreement. The special committee engaged advisors of its own selection to assist in its evaluation of the management fees, and on October 24, 2005 the special committee concluded that the appropriate management fees pursuant to the Partnership Agreement were $2,000,000, to be paid by the Partnership to Mr. Washlow on October 31, 2005. On October 24, 2005, the audit committee of the board of directors considered and approved the management fees. Also on October 24, 2005, the management fees approved by the special committee were ratified by the Board of Directors, with Mr. Washlow abstaining. In addition, Mr. Washlow also received net cash proceeds of approximately $270,500 due to his 1.5% partnership interest. The Company received net cash proceeds of approximately $15,707,000 and realized a net gain of $12,189,000 due to the 98.5% partnership interest. The Partnership was dissolved on December 22, 2005.

Stock Price Performance Chart
Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the S&P Small Capitalization Index and a peer group (the “Peer Group”) of the Company for the five prior years. The Peer Group consists of Barnes Group Inc. and Strategic Distribution, Inc.
TOTAL RETURN TO STOCKHOLDERS
(Includes reinvestment of dividends)

		INDEXED RETURNS
	Base	Years Ending December 31,
	Period
Company Name/ Index	2000	2001	2002	2003	2004	2005

Lawson Products	100	98.48	119.91	130.91	202.23	155.30
S&P Smallcap 600 Index	100	106.54	90.95	126.23	154.82	166.71
Peer Group	100	125.83	116.91	190.33	162.49	201.96
Proposal 2: Ratification of the Appointment of Ernst & Young LLP
The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Although the Company’s governing documents do not require the submission of this matter to stockholders, the Board of Directors considers it desirable that the appointment of Ernst & Young LLP be ratified by stockholders.
Audit services provided by Ernst & Young LLP for the fiscal year ended December 31, 2005 included the audit of the consolidated financial statements of the Company; audit of the Company’s internal control over financial reporting and attestation of management’s report on internal control over financial reporting; and services related to periodic filings made with the Securities and Exchange

Commission. Additionally, Ernst & Young LLP provided certain services relating to pension audits and domestic and international tax compliance and consulting services as described on pages 18 to 19 of this Proxy Statement.
One or more representatives of Ernst & Young LLP will be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from stockholders.
If the appointment of Ernst & Young LLP is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006

Fees Billed to the Company by Ernst & Young LLP During Fiscal Years 2005 and 2004
Ernst & Young LLP was the Company’s principal accountant for fiscal years 2005 and 2004. Aggregate fees for professional services rendered for the Company by Ernst & Young LLP for such fiscal years were as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2005	December 31, 2004

Audit Fees
Audit and Quarterly Reviews	$379,000	$368,500
Accounting and Audit Consultations	93,000	57,800
Sarbanes-Oxley 404	485,000	528,000

	957,000	954,300

Audit-Related Fees
Benefit Plan	22,000	21,000
M&A Due Diligence	65,000	—

	87,000	21,000

Tax Fees
Domestic Tax	118,000	106,000
International Tax	34,400	104,100
Other Tax Consultations	22,000	5,800

	174,400	215,900

All Other Fees	0	0

	$1,218,400	$1,191,200

Audit Fees
Fees of $957,000 in 2005 and $954,300 in 2004 were paid to Ernst & Young by the Company for audit services which includes fees for the annual audit, review of the Company’s reports on Form 10-Q each year, statutory audits required internationally, consulting on accounting and auditing matters and fees related to Ernst & Young’s audit of the Company’s management’s assessment of internal controls over financial reporting as required by the Rule 404 Sarbanes-Oxley Act of 2002.
Audit-Related Fees
The Company paid Ernst & Young $87,000 in 2005 and $21,000 in 2004 for audit-related fees primarily for pension audits and merger and acquisition due diligence.
Tax Fees
Fees of $174,400 in 2005 and $215,900 in 2004 were paid to Ernst & Young by the Company for domestic and international income tax compliance and consulting services.
All Other Fees
Ernst & Young did not render any other services to the Company.
All fees were pre-approved by the Audit Committee

The Audit Committee has considered the compatibility of the non-audit services provided by Ernst & Young LLP to Ernst & Young LLP’s continued independence and has concluded that the independence of Ernst & Young LLP is not compromised by the performance of such services.
Pre-Approval of Services by External Auditor
The Audit Committee has adopted policies and procedures for the pre-approval of the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee approves all audit fees and terms for all services provided by the independent auditor and considers whether these services are compatible with the auditor’s independence. The Chairman of the Audit Committee may approve additional proposed services that arise between Committee meetings provided that the decision to approve the service is presented at the next scheduled Committee meeting. All non-audit services provided by the external auditor must be pre-approved by the Audit Committee Chairman prior to the engagement. The Chief Financial Officer provided a quarterly report of external auditor services, by category, to the Audit Committee. The Audit Committee pre-approved all audit and permitted non-audit services by the Company’s external auditors in 2005.
Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the Committee’s next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.
Proposals of Security Holders
A stockholder proposal to be presented at the annual meeting to be held in 2007 must be received at the Company’s executive offices, 1666 East Touhy Avenue, Des Plaines, Illinois 60018, by no later than December 8, 2006, for evaluation as to inclusion in the Proxy Statement in connection with such meeting.
Stockholders wishing to present proposals at the Annual Meeting (but not include them in the Proxy Statement) are required to notify the Secretary of the Company in writing no less than 14 days prior to any meeting of stockholders called for the election of directors; however, that if less than 21 days notice of the meeting is given to the stockholders, such written notice shall be delivered or mailed to the Secretary of the Company not later than the close of business of the seventh day following the day on which notice of the meeting was mailed to stockholders.
Householding of Annual Meeting Materials
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and Proxy Statement and the 2005 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to the Corporate Secretary, we will provide a separate copy of the 2005 Annual Report on Form 10-K or Notice of Annual Meeting and Proxy Statement.
Other Matters
A copy of our Annual Report on Form 10-K for the year ended December 31, 2005, excluding certain of the exhibits thereto, may be obtained without charge by writing to: Corporate Secretary, Lawson Products, Inc., 1666 East Touhy Avenue, Des Plaines, Illinois 60018.

The Board of Directors knows of no other proposals which may be presented for action at the meeting. However, if any other proposal properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.
Stockholders are urged to execute and return promptly the enclosed form of proxy in the envelope provided or to vote your shares by telephone or via the Internet.

By Order of the Board of Directors

Neil E. Jenkins
Secretary
April 10, 2006

           Annual Meeting Proxy Card

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1.	The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold

	01 – James T. Brophy	☐	☐

	02 – Thomas S. Postek	☐	☐

	03 – Mitchell H. Saranow	☐	☐

Instruction: To maximize the number of nominees elected to the Company’s Board of Directors, unless otherwise specified below, this proxy authorizes the proxies named above to cumulate all votes that the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees listed above as the proxies shall determine, in their sole and absolute discretion. To specify a different method of cumulative voting, write “Cumulate For” and the number of shares and the name(s) of the nominee(s) on this line:_________________________________________________________________________________________________________________

B	Issues
The Board of Directors recommends a vote FOR the following proposal.		For	Against	Abstain

2.	RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2006.	☐	☐	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

3.	In their discretion, the Proxy is authorized to vote on any other matter that may properly come before the meeting or any adjournment thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING		☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The undersigned hereby revokes any proxy heretofore given and confirms all that said proxies, or any of them, or any substitute or substitutes, may Iawfully do or cause to be done by virtue hereof.

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, officer, partner or guardian, please give full title. If more than one trustee, all should sign.

Signature 1 . Please keep signature within the box	Signature 2- Please keep signature within the box	Date (mm/dd/yyyy)

/	/

0 0 9 0 4 3 1	1 U P X	C O Y	+

Proxy – LAWSON PRODUCTS, INC.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 9, 2006.
The undersigned hereby makes, constitutes and appoints Neil E. Jenkins, Sidney L. Port and Robert J. Washlow, and each of them, proxies for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of Lawson Products, Inc. (the “Company”), to be held at the offices of the Company, 1666 East Touhy Avenue, Des Plaines, Illinois, on Tuesday, May 9, 2006, at 10:00 AM. (Local time), or any adjournment thereof.
The withholding of authority to vote for any nominee will allow the proxies to distribute, in their discretion, the withheld votes equally or unequally to or among the remaining nominees. If a properly signed proxy is returned without any choices marked, the proxies will distribute, in their discretion, votes in respect of all proxies they hold equally or unequally to or among the Board of Directors’ nominees.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SEE BELOW FOR INFORMATION ON VOTING YOUR PROXY BY TELEPHONE OR INTERNET.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
(continued and to be signed on other side)
LAWSON PRODUCTS, INC.
C/O COMPUTERSHARE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694
Dear Stockholder:
We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate The need to return your proxy card. You will need your proxy card and Social Security number (where applicable) when voting your shares electronically.
The Computershare Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.
Your vote is important. Please vote immediately.
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to The following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 9, 2006.
THANK YOU FOR VOTING